SUBINVAG.PTR

               SUB-INVESTMENT ADVISORY AGREEMENT

                   SMITH BARNEY INCOME FUNDS

            (Smith Barney Premium Total Return Fund)


Boston Partners Asset Management, L.P.
One Financial Center
43rd Floor
Boston, Massachusetts  02111

Dear Sirs:

     Smith Barney Income Funds (the "Company"), a trust organized under the laws of the Commonwealth of Massachusetts, on behalf of
Smith  Barney Premium Total Return Fund (the "Fund"),  and
Smith
Barney Strategy Advisers Inc. (the "Adviser"), each confirms its agreement with Boston Partners Asset Management, L.P. (the "Sub-
Adviser"), as follows:

     1.   Investment Description; Appointment

      The Company desires to employ its capital relating to the
Fund by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Master Trust Agreement, as amended, from time to time (the "Master Trust Agreement"), in the prospectus relating to the Fund (the "Prospectus") and the
Statement of Additional Information relating to the Company
(the
"Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-lA, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the
Company (the "Board"). Copies of the Prospectus, the Statement and the Master Trust Agreement have been or will be submitted to the Sub-Adviser. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Master Trust
Agreement to the Sub-Adviser on an ongoing basis. The Company employs the Adviser as the investment adviser to the Fund, and the Company and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as its sub-investment adviser. The Sub-
Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.   Services as Investment Sub-Adviser

      Subject to the supervision, direction and approval of the
Board  of the Company and the Adviser, the Sub-Adviser will:
(a)
manage the Fund's portfolio in accordance with the Fund's investment objective(s) and policies as stated in the Master
Trust Agreement, the Prospectus and the Statement; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts who provide research services to the Fund. In providing those services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.

     3.   Brokerage

      In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange
Act  of
1934, as amended) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

     4.   Information Provided to the Company

      The Sub-Adviser will keep the Adviser and the Company informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Adviser and the Company from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

     5.   Standard of Care

       The Sub-Adviser shall exercise its best judgment in rendering the services listed in paragraph 2 above. The Sub-
Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund and the Adviser in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Company or to its shareholders of the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-
Adviser's reckless disregard of its obligations and duties under this Agreement.

     6.   Compensation

      In consideration of the services rendered pursuant to this
Agreement, the Adviser will pay the Sub-Adviser on the first business day of each month a fee for the previous month at the annual rate of 0.10 of 1.00% of the Fund's average daily net assets. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the
Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period.
Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this
Agreement. For the purpose of determining fees payable to the Sub-
Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

     7.   Expenses

      The  Sub-Adviser will bear all expenses in connection
with
the  performance of its services under this Agreement.  The
Fund
will bear certain other expenses to be incurred in its
operation,
including,   but   not  limited  to,  investment   advisory
and
administration   fees;  fees  for  necessary   professional
and
brokerage services; fees for any pricing service; the costs of regulatory compliance; and costs associated with maintaining the
Company's legal existence and shareholder relations.

     8.   Reduction of Fee

      If  in  any fiscal year the aggregate expenses of the
Fund
(including  fees  pursuant  to  this  Agreement  and  the
Fund's
investment  advisory  agreement, but excluding  interest,
taxes,
brokerage   and  extraordinary  expenses)  exceed   the
expense
limitation of any state having jurisdiction over the Fund, the
Sub-Adviser will reduce its fee by the proportion of such excess expense equal to the proportion that its fee thereunder bears to the aggregate of fees paid by the Fund for investment advice and administration in that year, to the extent required by state law.
A fee reduction pursuant to this paragraph 8, if any, will be estimated, reconciled and paid on a monthly basis.

     9.   Services to Other Companies or Accounts

      The Company understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment adviser to other investment companies, and the Company has no objection to the Sub-Adviser's so acting, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company. The
Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the
Fund. In addition, the Company understands that the persons employed by the Sub-Adviser to assist in the performance of the
Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     l0.  Term of Agreement

      This Agreement shall become effective as of August 15,
1995
(the "Effective Date") and shall continue for an initial two-
year
term and shall continue thereafter so long as such
continuance is
specifically approved at least annually by (i) the Board  of the
Company  or (ii) a vote of a "majority" (as that term is
defined
in  the  Investment  Company Act of 1940, as amended  (the
"1940
Act") of the Fund's outstanding voting securities, provided
that
in either event the continuance is also approved by a
majority of
the  Board  who are not "interested persons" (as defined  in the
1940  Act) of any party to this Agreement, by vote cast in
person
at  a  meeting called for the purpose of voting on such
approval.
This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of the Company or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the
1940 Act).

     11.  Representation by the Company

      The  Company  represents that a copy of  the  Master
Trust
Agreement is on file with the Secretary of the Commonwealth of
Massachusetts and with the Boston City Clerk.
     12.  Limitation of Liability

      The Company, the Adviser and the Sub-Adviser agree
that the
obligations  of  the Company under this Agreement  shall
not  be
binding  upon  any  of  the members of the  Board,
shareholders,
nominees, officers, employees or agents, whether past,
present or
future,  of the Company, individually, but are binding only
upon
the  assets and property of the Fund and not upon the assets
and
property of any other portfolio of the Company. The
execution and
delivery of this Agreement have been authorized by the Board
and
a  majority  of  the  holders  of the Fund's  outstanding
voting
securities,  and signed by an authorized officer of the
Company,
acting as such, and neither such authorization by such
members of
the  Board  and shareholders nor such execution and
delivery  by
such  officer shall be deemed to have been made by  any  of
them
individually  or  to  impose  any  liability  on  any   of
them
personally, but shall bind only the assets and property of the
Fund as provided in the Master Trust Agreement.

      If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.


                                        Very truly yours,

                                        SMITH BARNEY INCOME
FUNDS
                                            on  behalf  of
SMITH
BARNEY
                                           PREMIUM  TOTAL
RETURN
FUND



By:

                                             Name:
                                             Title:

                                        SMITH BARNEY
STRATEGY
                                          ADVISERS INC.

                                        By:
                                             Name:
                                             Title:

Accepted:


BOSTON PARTNERS ASSET
  MANAGEMENT, L.P.

By:   BOSTON PARTNERS, INC.
     General Partner

By:
     Name:
     Title: